UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 24, 2022

PFSweb, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28275	75-2837058
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

505 MILLENNIUM DRIVE
ALLEN, TX 75013
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(972) 881-2900
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A
(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	PFSW	NASDAQ	Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On January 18, 2022, PFSweb, Inc. (the “Company”) appointed Zach Thomann as the Company’s Chief Operating Officer. Mr. Thomann will continue to serve as the President of Priority Fulfillment Services, Inc., a wholly-owned subsidiary of the Company and continues to serve as Executive Vice President of the Company.

Mr. Thomann, age 40, has been employed by the Company since 2003 and served as Executive Vice President and President of the PFS Operations business unit since 2021, Executive Vice President and General Manager of the Company’s PFS Operations business unit from 2018 through 2021, Senior Vice President and General Manager of the Company’s PFS Operations business unit from 2017-2018, Senior Vice President and General Manager of the Company’s Omni-Channel Operations from 2016 to 2017, Vice President and General Manager of the Company’s Omni-Channel Operations from 2015 to 2016, Vice President of Program Management from 2013 to 2015, Director of Program Management from 2012 to 2013 and held various program management and client implementation roles at the Company from 2003 to 2012.

In his roles with the Company, Mr. Thomann will receive an annual base salary of $475,000. He will be eligible for a cash award under the Company’s annual incentive plan consistent with his existing employment agreement (filed with the SEC with the Company’s quarterly report on Form 10-Q filed on August 7, 2020). In light of Mr. Thomann’s efforts and contributions to advance the sale of our LiveArea business unit last year and the growth of the Company, the Company will pay Mr. Thomann the calendar year 2021 short-term incentive plan awards, including cash and stock, at the 2021 target level performance award level amounts of $126,750 and 17,928 shares, respectively, upon the earlier of April 15, 2022 or the completion of a strategic transaction involving the Company. Further, in order to incentivize Mr. Thomann to remain with the Company and continue his efforts to maximize the value of the Company, including exploring and acting on strategic alternatives in relation to the Company, the Company has entered into a new transaction retention bonus agreement with Mr. Thomann (a “Retention TRBA”) whereby he will receive a $250,000 retention cash bonus to be paid on or before January 31, 2022, subject to a claw back in the event Mr. Thomann voluntarily separates or leaves the Company prior to December 31, 2022, unless a strategic transaction is completed prior to such date, in which case such Retention TRBA bonus shall be vested in full. The foregoing description of the Retention TRBA with Mr. Thomann does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Retention TRBA, a copy of which is filed herewith as Exhibit 5.2. The Company has previously entered into a transaction bonus agreement (“TRBA”) with Mr. Thomann (as disclosed in the Company’s Form 8-K filed with the SEC on July 6, 2021 substantially in the form filed as an exhibit with the Company’s Form 8-K filed with the SEC on August 27, 2021 (“August 8-K”)) and the parties have agreed to modify such prior TRBA to extend the date under which the transaction bonus will be paid to Mr. Thomann upon the later date of a strategic transaction closing or December 31, 2022 and in connection with such strategic transaction that the value of the transaction bonus will be modified to .305% of the transaction value as described in the August 8-K.

Mr. Thomann has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he was appointed Chief Operating Officer of the Company. In addition, there have been no transactions directly or indirectly involving Mr. Thomann that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) .

Resignation of Chief Accounting Officer

Effective as of January 18, 2022, Stephanie DelaCruz, Chief Accounting Officer and Controller, resigned her position with the Company. Ms. DelaCruz has accepted a job opportunity with another company.

ITEM 7.01 Regulation FD Disclosure

On January 24, 2022, the Company issued a press release regarding the appointment of Mr. Thomann. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibits 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.2	Transaction Retention Bonus Agreement by and between Zach Thomann and Priority Fulfillment Services, Inc. dated as of January 18, 2022
99.1	Press Release Issued January 24, 2022
104	Cover Page Interactive Data file, formatted in Inline XBRL

Cautionary Note Regarding Forward-Looking Statements. This Current Report on Form 8-K and the press release contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFSweb, Inc.

Dated: January 24, 2022	By:	/s/ Thomas J. Madden
Thomas J. Madden
Executive Vice President, Chief Financial Officer